Exhibit 99.1 Joint Filer Information
The address of each of the Reporting Persons,
other than Blue Star I, LLC is:
200 Madison Avenue, Suite 1900
New York, New York 10016

The address of Blue Star I, LLC is:
590 Madison Avenue, Suite 4100
New York, New York 10016

TH LEE PUTNAM VENTURES, L.P.
By:	TH Lee Putnam Fund Advisors, L.P., its general partner
By:	TH Lee Putnam Fund Advisors, LLC, its general partner
By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE PUTNAM PARALLEL VENTURES, L.P.
By:	TH Lee Putnam Fund Advisors, L.P., its general partner
By:	TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE PUTNAM FUND ADVISORS, L.P.
By:	TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE PUTNAM FUND ADVISORS, LLC

By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
CONTINUED

TH LEE GLOBAL INTERNET MANAGERS, L.P.
By:	TH Lee Global Internet Advisors, LLC

By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
TH LEE GLOBAL INTERNET ADVISORS, LLC
By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
THLi COINVESTMENT PARTNERS, LLC
By: By:	TH Lee Putnam Fund Advisors, L.P., its general partner TH Lee Putnam Fund Advisors, LLC, its general partner

By:	/s/ James Brown	11/04/03

	Signature of Reporting Person** Name: James Brown Title: Managing Director	Date
BLUESTAR I, LLC

By:	/s/ Thomas H. Lee	11/04/03

	Signature of Reporting Person** Name: Thomas H. Lee Title: Managing Member	Date